UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2021
INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Daniel J. Busch to CEO
As previously disclosed by InvenTrust Properties Corp. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2021 (the “Prior Form 8-K”), the Board of Directors of the Company (the “Board”) appointed Daniel J. Busch as President of the Company effective February 22, 2021, and as Chief Executive Officer of the Company effective as of August 6, 2021 upon Thomas McGuinness’ retirement.
The Company also announced in the Prior Form 8-K that Mr. Busch would step down as Chief Financial Officer and Treasurer effective as of August 6, 2021.
In connection with Mr. Busch’s appointment as Chief Executive Officer, Mr. Busch’s annual base salary was increased to $775,000, and he will be eligible to participate in the Company’s annual cash bonus program with a target annual bonus equal to 125% of his annual salary. In addition to his ordinary course annual restricted stock unit (“RSU”) awards, in connection with his appointment, Mr. Busch was granted a one-time award of RSUs valued at $486,575.34 under the Company’s 2015 Incentive Award Plan. Fifty percent of Mr. Busch’s additional RSU award will vest in three equal annual installments beginning in December 2021, subject to Mr. Busch’s continued employment through the applicable vesting date. The remaining 50% of the additional RSU award will be subject to performance based vesting conditions consistent with the terms of the performance-based RSUs disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2019.
The compensation committee of the Board has also approved a modification to Mr. Busch’s participation letter agreement under the Company’s Executive Severance and Change of Control Plan (the “Severance Plan”). In connection with his appointment as Chief Executive Officer, Mr. Busch’s cash severance multiple under the Severance Plan was increased for both non-change of control and change of control termination scenarios as follows: 2x (non-change of control) and 3x (change of control). All other terms of Mr. Busch’s participation in the Severance Plan are consistent with the terms of the Severance Plan disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2018.
Mr. Busch has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Busch that would be required to be reported under Item 404(a) of Regulation S-K.
Appointment of Michael Phillips
As previously disclosed in the Prior Form 8-K, the Board appointed Michael Phillips as Chief Financial Officer and Treasurer effective as of August 6, 2021, upon Mr. Busch’s resignation from such position on such date. The Company also announced in the Prior Form 8-K that Mr. Phillips would step down as Chief Accounting Officer and Controller effective as of August 6, 2021. In addition, effective immediately, Mr. Phillips was promoted to the position of Executive Vice President.
In connection with Mr. Phillips’ appointment as Chief Financial Officer and Treasurer, Mr. Phillips’ annual base salary was increased to $375,000, and he will be eligible to participate in the Company’s annual cash bonus program with a target annual bonus equal to 95% of his annual salary. In addition to his ordinary course annual RSU awards, in connection with his appointment, Mr. Philips was granted a one-time award of RSUs valued at $152,006.02 under the Company’s 2015 Incentive Award Plan. Fifty percent of Mr. Philips’ additional RSU award will vest in three equal annual installments beginning in December 2021, subject to Mr. Phillips’ continued employment through the applicable vesting date. The remaining 50% of the additional RSUs will be subject to performance based vesting conditions consistent with the terms of the performance-based RSUs disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2019.
The compensation committee of the Board has designated Mr. Phillips’ as a participant of the Severance Plan. Mr. Phillips will be entitled to 1.5x cash payment for non-change of control termination and 2.5x for change of control termination. The terms of Mr. Phillips’ participation in the Severance Plan are consistent with the terms of the Severance Plan disclosed in the Company’s Current Report on Form 8-K dated filed with the SEC on July 913, 2018.
Mr. Phillips has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Phillips that would be required to be reported under Item 404(a) of Regulation S-K.
Appointment of Daniel “DJ” Busch to Director
On August 5, 2021, the Board appointed Daniel “DJ” Busch as a member of the Board effective immediately. The Board designated Mr. Busch as a non-independent director to stand for re-election at the Company’s 2022 annual meeting of the stockholders.
There are no arrangements or understandings between Mr. Busch and any other persons pursuant to which he was appointed as a director of the Company.

In connection with his appointment as Chief Executive Officer and President of the Company, Mr. Busch is entitled to the compensation disclosed above. Mr. Busch will not receive any additional compensation as a result of his appointment as a director of the Company.
Increase in Board Size
On August 5, 2021, the Board determined, based on the recommendation of its Nominating and Corporate Governance Committee, to increase the size of the Board from eight to nine members, effective immediately, and appointed Mr. Busch as a director to fill the vacancy resulting from that increase.
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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of InvenTrust Properties Corp. dated August 5, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: August 6, 2021	By:	/s/ Christy L. David
		Name:	Christy L. David
		Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary